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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 4, 1999, except as to the information contained in Note 11 for which the date is July 15, 1999, relating to the consolidated financial statements of Datalink Corporation and our report dated July 20, 1998, relating to the financial statements of Direct Connect Systems, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data" in such Registration Statement.


                                          /s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

July 16, 1999